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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[ ]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[X]  Soliciting Material Pursuant to Section 240.14a-12

                        United States Exploration, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

United States Exploration, Inc.                  FOR FURTHER INFORMATION CONTACT
1560 Broadway, Denver, Colorado 80202                            Bruce D. Benson
President & CEO (303) 863-3551

FOR IMMEDIATE RELEASE


        UNITED STATES EXPLORATION, INC. ANNOUNCES THIRD QUARTER EARNINGS

Denver, Colorado - November 14, 2003 -- United States Exploration, Inc. (ASE -
UXP) today announced earnings for the third quarter of 2003. Net income for the quarter was $1,225,053 ($.07 per share), compared to net income of $361,606 ($.02 per share) in the third quarter of 2002. For the first nine months of 2003, net income was $3,356,577 ($.18 per share), compared to net income of $1,703,504 ($.09 per share) for the first nine months of 2002. Total oil and gas sales increased to $4,596,742 in the third quarter of 2003 from $2,171,609 in the third quarter of 2002 and to $13,299,067 in the first nine months of 2003 from $7,198,678 in the first nine months of 2002.

"The third quarter earnings reflect increased production resulting from our development program and higher prevailing prices for oil and gas," said Bruce D. Benson, Chairman, CEO and President of the Company. "During the first nine months of 2003, we sold our gas for an average of $3.89 per mcf, compared to $2.43 per mcf in the same period of 2002. Average oil prices increased to $30.39 from $24.79. Production for the nine months increased to approximately 3,200 mmcfe in 2003 from approximately 2,400 mmcfe in 2002."

"In September, we announced a merger agreement under which U.S. Exploration would be acquired by a private company for $2.82 per share in cash. That transaction is currently in process and we will submit it to our shareholders in the near future," said Mr. Benson. "In connection with the merger agreement, we entered into hedging arrangements with respect to a portion of our oil through 2004 and a portion of our gas in 2005. As always, oil and gas prices are unpredictable and the net benefit or detriment from these hedges will not be known until they run their course. However, they provide some protection against price declines from the relatively high levels in effect in recent months."

This news release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 concerning the results of oil and natural gas drilling. Although the company believes that its expectations are based on reasonable assumptions, it can give no assurance that expected results will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include drilling risks, operating risks, market risks, including particularly the effects of fluctuations in prevailing price levels for oil and gas and the availability and cost of necessary goods and services, risks related to the need to obtain additional financing for development of its oil and gas properties and other risk facts as described in the Company's Form 10-QSB for the quarter ended September 30, 2003 as filed with the Securities and Exchange Commission.

The Company has filed with the Securities and Exchange Commission a preliminary proxy statement in connection with the merger. Upon completion of the Commission's review process, a final proxy statement will be mailed to the Company's shareholders with the notice of the meeting to be called to consider the merger. The Company urges shareholders to read the proxy statement carefully when it becomes available, because it will contain important information about the Company and the proposed transaction. Shareholders may obtain a free copy of the merger proxy statement when it is available, at the Commission's web site at www.sec.gov.

United States Exploration, Inc. is engaged in the acquisition, exploration, development, production and marketing of natural gas and crude oil. The Company's reserves and producing properties are located in northeast Colorado. The Company's common stock trades on the American Stock Exchange are under the symbol UXP.

                         UNITED STATES EXPLORATION, INC.
                                  BALANCE SHEET
                                     ASSETS


                                                         September 30                December 31,
                                                             2003                       2002
                                                             ----                       ----
                                                         (UNAUDITED)
CURRENT ASSETS
  Cash & cash equivalents                               $   627,400                $   475,607
  Accounts receivable                                     3,096,290                  2,498,424
  Due from related parties                                   30,402                      6,489
  Inventory                                                  14,377                     13,891
  Prepaid expenses & deposits                               140,760                     69,862
  Deferred tax asset-current                              1,588,262                  1,682,725
                                                        -----------                -----------

      Total current assets                                5,497,491                  4,746,998

PROPERTY AND EQUIPMENT, AT COST, NET:
  Oil and gas property and equipment                     31,336,521                 29,881,707
  Other equipment and leasehold improvements                 98,631                    136,946
                                                        -----------                -----------

                                                         31,435,152                 30,018,653


OTHER ASSETS
  Loan costs, less accumulated
   amortization of $56,486 at September 30, 2003
   and $40,405 at December 31, 2002                           7,112                     23,192
  Deferred tax asset                                        530,836                  1,376,775
                                                        -----------                -----------

                                                            537,948                  1,399,967
                                                        -----------                -----------


    Total assets                                        $37,470,591                $36,165,618
                                                        ===========                ===========

                         UNITED STATES EXPLORATION, INC.
                                  BALANCE SHEET
                      LIABILITIES AND STOCKHOLDERS' EQUITY




                                                                 SEPTEMBER 30               DECEMBER 31,
                                                                     2003                      2002
                                                                     ----                      ----
                                                                  (UNAUDITED)
CURRENT LIABILITIES
  Accounts payable                                              $  1,290,881              $  2,260,498
  Revenues payable                                                 1,299,136                 1,055,918
  Taxes payable                                                    1,689,675                 1,311,864
  Accrued liabilities                                                177,821                   198,814
  Due related parties                                                 11,875                    31,501
  Accrued interest                                                       ---                       791
                                                                ------------              ------------

   Total current liabilities                                       4,469,388                 4,859,386

NON CURRENT LIABILITIES
  Oil & gas price swaps obligation                                 2,973,568                       ---
  Asset retirement obligations                                       799,638                       ---
  Note payable-Bank                                                      ---                 3,632,700
                                                                ------------              ------------

  Total non-current liabilities                                    3,773,206                 3,632,700
                                                                ------------              ------------

Total Liabilities                                                  8,242,594                 8,492,086

STOCKHOLDERS' EQUITY
  Common stock-$.0001 par value
    Authorized-500,000,000 shares
    issued and outstanding-18,879,529 shares at
    September 30, 2003 (including 139,590 shares in
    treasury) and 18,855,906 shares at December 31, 2002
    (including 139,590 shares in treasury)                             1,887                     1,885
  Capital in excess of par                                        36,768,208                36,726,710
  Accumulated deficit                                             (5,477,934)               (8,834,511)
  Accumulated other comprehensive income
    (loss)                                                        (1,843,612)                      ---
                                                                ------------              ------------

                                                                  29,448,549                27,894,084
Less 139,590 shares held in treasury, at cost                       (220,552)                 (220,552)
                                                                ------------              ------------
    Total stockholders' equity                                    29,227,997                27,673,532
                                                                ------------              ------------

Total liabilities & stockholders' equity                        $ 37,470,591              $ 36,165,618
                                                                ============              ============


See accompanying notes.

                         UNITED STATES EXPLORATION, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)



                                                      THREE MONTHS        THREE MONTHS         NINE MONTHS          NINE MONTHS
                                                          ENDED               ENDED                ENDED                ENDED
                                                    SEPTEMBER 30, 2003  SEPTEMBER 30, 2002  SEPTEMBER 30, 2003   SEPTEMBER 30, 2002
                                                    ------------------  ------------------  ------------------   ------------------
REVENUES
   Sale of oil and gas                                $ 4,596,742          $ 2,171,609         $13,299,067         $ 7,198,678
   Contracting and operating fees                          11,481               31,004              31,531              79,888
                                                      -----------          -----------         -----------         -----------

                                                        4,608,223            2,202,613          13,330,598           7,278,566
COSTS & EXPENSES
   Accretion-retirement obligations                        13,296                  ---              39,888                 ---
   Production costs-oil and gas                         1,013,134              631,670           2,857,500           1,934,711
   Depletion, depreciation, and amortization              960,866              706,760           3,037,797           2,196,009
   General and administrative expenses                    589,531              494,375           1,650,039           1,453,643
                                                      -----------          -----------         -----------         -----------
                                                        2,576,827            1,832,805           7,585,224           5,584,363

   Earnings from operations                             2,031,396              369,808           5,745,374           1,694,203

OTHER INCOME (EXPENSE)
   Interest income                                            ---                1,640                 ---              30,426
   Interest expense                                       (11,328)              (9,842)            (80,995)            (16,161)
   Other                                                      ---                  ---                 ---              (4,964)
                                                      -----------          -----------         -----------         -----------

                                                          (11,328)              (8,202)            (80,995)              9,301
                                                      -----------          -----------         -----------         -----------

Income before taxes                                     2,020,068              361,606           5,664,379           1,703,504
   Deferred income taxes                                  795,015                  ---           2,182,287                 ---
                                                      -----------          -----------         -----------         -----------
Income before cumulative effect of change
  in accounting principle                               1,225,053              361,606           3,482,092           1,703,504

   Cumulative effect of change in accounting
       principle                                              ---                  ---            (125,515)                ---
                                                      -----------          -----------         -----------         -----------

Net income                                            $ 1,225,053          $   361,606         $ 3,356,577         $ 1,703,504
                                                      ===========          ===========         ===========         ===========

Basic earnings per common share:

Income before cumulative effect of change in
  accounting principle                                $      0.07          $      0.02         $      0.19         $      0.09
                                                      ===========          ===========         ===========         ===========
Cumulative effect of change in accounting principle   $      0.00          $      0.00         $      0.01         $      0.00
                                                      ===========          ===========         ===========         ===========
Net income                                            $      0.07          $      0.02         $      0.18         $      0.09
                                                      ===========          ===========         ===========         ===========
Weighted average common shares outstanding             18,739,939           18,885,906          18,739,939          18,855,906
                                                      ===========          ===========         ===========         ===========

Diluted earnings per common share:

Income before cumulative effect of change in
  accounting principle                                $      0.06          $      0.02         $      0.19         $      0.09
                                                      ===========          ===========         ===========         ===========
Cumulative effect of change in accounting principle   $      0.00          $      0.00         $      0.01         $      0.00
                                                      ===========          ===========         ===========         ===========
Net income                                            $      0.06          $      0.02         $      0.18         $      0.09
                                                      ===========          ===========         ===========         ===========
Weighted average common shares outstanding             18,891,167           18,885,906          18,846,350          18,891,965
                                                      ===========          ===========         ===========         ===========